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                                                                 Exhibit 5.1

                        [Opinion of Hunton & Williams]


                                 July 3, 1997






NEWBRIDGE NETWORKS CORPORATION
600 March Road
Kanata, Ontario K2K 2E6
Canada


                        NEWBRIDGE NETWORKS CORPORATION
                      Registration Statement on Form S-8
                        Offering of Common Shares Under
                        Newbridge Networks Corporation
                  Consolidated Key Employee Stock Option Plan
                  -------------------------------------------
Gentlemen:

         We have acted as United States counsel for Newbridge Networks Corporation, a corporation incorporated under the Canada Business Corporations Act (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8, which incorporates by reference Registration Statement Nos. 333-2446, 33-97472, 33-89624, 33-78276, 33-68710, 33-55964, and
33-51538 previously filed by the Company on Form S-8 (collectively, the "Registration Statements"), under the Securities Act of 1933, as amended, covering an aggregate of 25,000,000 Common Shares, without par value, of the Company (the "Common Shares") issuable pursuant to the exercise of stock options granted under the Newbridge Networks Corporation Consolidated Key Employee Stock Option Plan (the "Consolidated Plan") and certain predecessor stock option plans of the Company that have been amalgamated into and replaced by the Consolidated Plan. We have reviewed the corporate action of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for purposes of this opinion. In this examination, except with respect to documents executed by officers of the Company in our presence, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproductions or certified copies, and the authenticity of the originals of such latter documents.
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NEWBRIDGE NETWORKS CORPORATION
July 3, 1997
Page 2




     For purposes of this opinion we have also assumed, with your permission:

           (i) that the Board of Directors of the Company, or the Employee Compensation Committee thereof pursuant to delegated authority, has taken all action necessary to authorize the Predecessor Plans (as such plans are defined in the Registration Statements), each of which has been amended and restated by, and consolidated into, the Consolidated Plan;

           (ii) that the Board of Directors of the Company, or the Employee Compensation Committee thereof pursuant to delegated authority, has taken or will take all action necessary to authorize the grant of options to purchase Common Shares pursuant to the Consolidated Plan;

           (iii) that each option so authorized has been or will be duly granted to an eligible participant in accordance with the terms and provisions of the applicable Predecessor Plan, the terms and provisions of which have been superseded and replaced by the Consolidated Plan, or of the Consolidated Plan; and


           (iv) that the shareholders of the Company approve (a) an increase in the maximum number of Common Shares issuable upon exercise of options granted under the Consolidated Plan from 22,000,000 to 25,000,000 at the next meeting of shareholders of the Company, provided that such shareholder approval is in effect prior to the time any options become exerciseable that represent the right to purchase Common Shares which result in greater than 22,000,000 Common Shares being issuable or having been issued upon exercise of options, and (b) deletion of the provision of the Consolidated Plan that precluded the Employee Compensation Committee from granting any option which would have the effect of causing the total number of Common Shares issuable upon exercise of options granted under the Consolidated Plan to exceed the lesser of 22,000,000 Common Shares or 10 percent of the number of Common Shares outstanding, provided that such shareholder approval is in effect prior to the time any options become exerciseable that represent the right to purchase Common
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NEWBRIDGE NETWORKS CORPORATION
July 3, 1997
Page 3


                 Shares which result in the aggregate number of Common Shares issuable upon exercise of options exceeding such limitation.

           Based upon the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that the 25,000,000 Common Shares offered pursuant to the Registration Statements have been duly allotted and reserved by the Board of Directors of the Company for issuance upon the exercise of options and, when the consideration therefor is paid to the Company in accordance with the terms of such options, that the Common Shares issued to the persons exercising such options will be duly authorized, validly issued, fully paid and nonassessable.

           We are members of the bar of the State of New York and, accordingly, we express no opinion as to the effect of the laws of any jurisdiction other than the Federal laws of the United States of America and the laws of the State of New York upon the matters referred to herein, in each case as such laws are in effect on the date hereof. With respect to matters expressed herein relating to the Company, to the extent such matters are governed by the laws of the Province of Ontario and the laws of Canada applicable therein, we have relied on the opinion of Osler, Hoskin & Harcourt of even date herewith filed as Exhibit
5.2 to the Registration Statements.

           We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statements and to statements referring to us in Item 5 of the Registration Statements. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                  Very truly yours,

                                                  /s/ HUNTON & WILLIAMS